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Exhibit 99.1

SPECTRIAN CORPORATION

FIRST AMENDMENT TO RIGHTS AGREEMENT

        This First Amendment To Rights Agreement (this "Amendment") is made as of May 19, 2002 between SPECTRIAN Corporation, a Delaware corporation (the "Company"), and Mellon Investor Services, L.L.C. (the "Rights Agent").

        Whereas, the Company and the Rights Agent entered into a Preferred Shares Rights Agreement, dated as October 23, 1996, and amended and restated as of January 15, 1997 (the "Rights Agreement") (capitalized terms used in this Amendment but not defined herein shall have the meaning assigned to them in the Rights Agreement); and

        Whereas, the Company and the Rights Agent desire to irrevocably amend the Rights Agreement as provided below.

        Now, Therefore, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this First Amendment to Rights Agreement hereby agree as follows:

Amendment

1.    Amendment of the Rights Agreement.

        1.1  Section 1(k) of the Rights Agreement is hereby amended to read in its entirety as follows:

    "(k)    "Final Expiration Date" shall mean the earlier to occur of: (i) the "Effective Time" as defined in the Agreement and Plan of Merger and Reorganization, dated as of May 19, 2002, by and among the Company, REEF, Inc. and REEF Acquisition Corp. (including any amendment or supplement thereto, the "Merger Agreement"); and (ii) October 23, 2006.

        1.2  A new Section 35 of the Rights Agreement is hereby added as follows:

    "35. Transaction with REEF, Inc.

    "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, neither REEF, Inc., nor any of its Affiliates, shall be deemed an Acquiring Person and neither a Distribution Date nor a Shares Acquisition Date shall be deemed to occur and the Rights will not separate from Company Common Stock, in each case, by the execution, delivery or performance of the Merger Agreement (as defined in Section 1(k)) or the Voting Agreements (as defined in the Merger Agreement) or the public announcement or consummation of the Merger (as defined in the Merger Agreement), or the other transactions contemplated by the Merger Agreement or the Voting Agreements. No such event shall entitle or permit the holders of the Rights to exercise the Rights or otherwise affect the rights of the holders of the Rights, including giving the holders of the Rights the right to acquire securities of any party to the Merger Agreement. The Company will endeavor to provide the Rights Agent with notice of the Effective Time as close to such event as possible."

        1.3  All references in the Rights Agreement to "Continuing Directors" shall be deemed references to the Board (as defined in the Rights Agreement) and all power and authority vested in the Continuing Directors is hereby vested in the Board.

2.    No Other Amendment.    Except as modified by this Amendment, the Rights Agreement shall remain in full force and effect without any modification. By executing this Amendment below, the Company certifies that this Amendment has been executed and delivered in compliance with the terms of Section 27 of the Rights Agreement. This Amendment shall be deemed an amendment to the Rights Agreement and shall become effective when executed and delivered by the Company and the Rights Agent as provided under Section 27 of the Rights Agreement. This Amendment shall be irrevocable and each of REEF, Inc. and REEF Acquisition Corp. shall be an express third party beneficiary hereof.

3.    Effect of Amendment.    Except as and to the extent expressly modified by this Amendment, the Rights Agreement and the exhibits thereto, shall remain in full force and effect in all respects. In the event of a conflict or inconsistency between this Amendment and the Rights Agreement and the exhibits thereto, the provisions of this Amendment shall govern.

4.    Counterparts.    This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        [Remainder of Page Left Blank Intentionally]

[SIGNATURE PAGE TO FIRST AMENDMENT TO RIGHTS AGREEMENT]

        The parties hereto have caused this Amendment to be executed and delivered as of the day and year first written above.

MELLON INVESTOR SERVICES LLC		SPECTRIAN CORPORATION

By:	/s/ ASA DREW	By:	/s/ MICHAEL D. ANGEL

Name:	Asa Drew	Name:	Michael D. Angel

Title:	Assistant Vice President	Title:	Executive VP and CFO

[SIGNATURE PAGE TO FIRST AMENDMENT TO RIGHTS AGREEMENT]

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SPECTRIAN CORPORATION FIRST AMENDMENT TO RIGHTS AGREEMENT
Amendment